Press Release                            405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:  Fred T. Grant, Jr.            For Immediate Release
          Senior Vice President - Finance    July 20, 2005


          RYAN'S ANNOUNCES SECOND QUARTER 2005 RESULTS
                     ______________________

     GREER,  SOUTH  CAROLINA  - - Ryan's Restaurant  Group,  Inc.

(NASDAQ:RYAN) reported second quarter 2005 results today.

     Second  quarter restaurant sales were $215,510,000  in  2005 compared to $216,546,000 for the comparable quarter in 2004.  Net earnings  for  the  quarter amounted to $6,260,000  in  2005  and

$14,170,000 in 2004.  Earnings per share (diluted) amounted to 15 cents in 2005 compared to 33 cents in 2004.

     For  the  six  months ended June 29, 2005, restaurant  sales

amounted  to  $425,149,000  compared  to  $428,203,000  for   the

comparable period in 2004.  Net earnings were $18,073,000 in 2005 and  $29,530,000 in 2004.  Earnings per share (diluted)  were  42 cents in 2005 compared to 68 cents in 2004.

     Commenting  on  the  quarter, Charles D.  Way,  CEO  of  the

Company, said "Our financial results for the second quarter  were affected by weak sales and higher costs.  During the quarter,  we also  took  a $5 million charge to reflect the estimated  minimum

settlement  of  ongoing  wage/hour  litigation.   In   spite   of

promising  sales  results  during the  second  quarter's  holiday periods,  we  were disappointed with our same-store sales,  which decreased  by  4%  for the quarter.  While we  believe  that  our customers'  discretionary  spending  continues  to  be  adversely impacted  by high energy costs, we also understand that  we  must continually examine our strategies in order to attract and retain customers.  Accordingly, our operations leadership team has  held numerous  meetings  to  re-focus  on  our  restaurant  operations standards,  particularly those concerning staffing  and  exterior

appearance.   We  continue to implement  "theme  nights"  at  our

restaurants  and are testing a buffet breakfast on Saturdays  and

Sundays   at  selected  locations.   We  believe  that  breakfast

represents  an excellent way to increase sales that produce  good margins  without  a significant investment, and  we  are  excited about its potential impact on sales and profits."

     Restaurant-level  margins  for  the  second   quarter   were

impacted  by  higher hourly labor charges as well  as  by  higher energy  and  general liability insurance costs.  We  continue  to believe that higher staffing levels, which we implemented at  the beginning  of 2005, contribute to better customer service,  which is  obviously  important for customer retention.  Just  like  our customers,  Ryan's  is  also impacted by higher  electricity  and natural gas costs.  General liability insurance costs, which  are based  largely on the estimated future costs of claims, increased due  to  higher  cost  projections and by  a  $750,000  favorable adjustment in the second quarter of 2004.  Restaurant-level costs were also affected by an $838,000 impairment charge related to an under-performing restaurant, which we have decided to  close  and

sell.   This  charge is included in other restaurant expenses  in

the  accompanying consolidated financial statements.  Food  costs increased  slightly from the second quarter of 2004.  Beef  costs decreased slightly during the quarter, and we are very encouraged by the recent U.S. Circuit Court decision that may allow Canadian beef  imports in the future.  This development could  potentially increase beef supplies and therefore lower our operating costs."

     General  and  administrative expenses increased  principally due  to  a  $5  million charge to reflect the  estimated  minimum settlement  for  a wage/hour lawsuit that was filed  in  November

2002.  Additional information about this case can be found in our

reports  filed  with the Securities and Exchange Commission.   At

this  time,  we are negotiating a potential settlement  with  the plantiffs'  attorney in order to avoid lengthy and  costly  court proceedings and will soon enter into a mediation process in hopes of reaching a mutually acceptable settlement.  However, there can be  no  assurance that we will reach an agreement as a result  of the  mediation  process, and it is not possible to  predict  this case's ultimate outcome."

     Regarding  our  balance  sheet, as a  result  of  lower  net earnings  in this and prior quarters, we have not met  the  fixed charge  coverage ratio covenants in our various debt  agreements.

At  June  29,  2005, our fixed charge coverage  ratio,  which  is defined  consistently  in all of our debt  agreements,  was  2.05 times compared to the minimum requirement of 2.25 times.  We have been in contact with our lenders throughout the quarter regarding this possibility and have been informed that they intend to grant

us   a  waiver  for  this  covenant  violation.   Based  on   our

projections, it appears likely that we will not be able  to  meet the 2.25 times requirement for the next several quarters.  We met all  other  debt covenants at June 29, 2005 and do not anticipate having any trouble complying with the other covenants in our debt agreements in the foreseeable future.  Our lenders have indicated

that  they  will work with us to amend the minimum  fixed  charge coverage  ratio  requirement and possibly other requirements  and limitations for our third quarter and forward.  Until the  credit agreements are amended, our debt will be classified as current on our balance sheet."

     So  far  in  2005 we have opened nine restaurants, including two  relocations,  and  plan  to open  another  six  restaurants,

including two potential relocations, during the remainder of  the

year  for  a  total of 15 new restaurants during 2005.   All  six

restaurants planned for the remainder of 2005 are currently under

construction.   For 2006, we plan to build nine new  restaurants,

including  three  potential relocations.  We  believe  that  this reduction  in new store expenditures will not only conserve  cash flow,  but  will  also allow us to spend more time  to  focus  on building same-store sales at our existing restaurants."

     At  June  29,  2005,  the  Company owned  and  operated  346

restaurants.   As disclosed in the Company's reports  filed  with

the   Securities   and   Exchange   Commission,   the   franchise

relationship  with the Company's remaining franchisee  terminated on  June  30,  2005.  Accordingly, there will  be  no  franchised restaurants operating after the second quarter of 2005.

     In  connection  with this press release, members  of  Ryan's executive  management  will be holding  a  conference  call  with

investment  analysts  today at 4:00 p.m.  EDT.   The  public  can

listen to a live webcast of this call by logging on to the web at

www.ryans.com and following the appropriate links.

     Certain matters discussed in this press release are forward-

looking  statements within the meaning of the federal  securities laws  and are subject to uncertainties and risks, including,  but not  limited to, general economic conditions, including  consumer

confidence   levels;  competition;  developments  affecting   the

public's  perception  of  buffet-style restaurants;  real  estate availability;  food  and  labor  supply  costs;  food  and  labor availability; an adverse food safety event; weather fluctuations;

interest  rate  fluctuations; stock market conditions;  political environment  (including acts of terrorism and  wars);  and  other such  risks described from time to time in the Company's  reports filed with the Securities and Exchange Commission.

                  RYAN'S RESTAURANT GROUP, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS
                           (Unaudited)


                                       Quarter Ended
                                  June 29,       June 30,
                                    2005           2004
Restaurant sales             $ 215,510,000    216,546,000

Cost of sales:
 Food and beverage              76,351,000     76,273,000
 Payroll and benefits           69,737,000     69,175,000
 Depreciation                    8,684,000      8,188,000
 Other restaurant expenses      33,944,000     29,355,000
     Total cost of sales       188,716,000    182,991,000

General and administrative
   expenses                     15,761,000     10,255,000
Interest expense                 2,405,000      2,749,000
Royalties from franchised
   restaurants                    (135,000)      (323,000)
Other income, net                 (562,000)      (531,000)
Earnings before income taxes     9,325,000     21,405,000
Income taxes                     3,065,000      7,235,000

     Net earnings               $6,260,000     14,170,000

Net earnings per common share:
 Basic                          $      .15            .34
 Diluted                               .15            .33

Weighted-average shares:
 Basic                          41,952,000     41,639,000
 Diluted                        42,770,000     43,258,000

                  RYAN'S RESTAURANT GROUP, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS
                           (Unaudited)


                                      Six Months Ended
                                  June 29,       June 30,
                                    2005           2004
Restaurant sales             $ 425,149,000    428,203,000

Cost of sales:
 Food and beverage             148,964,000    148,773,000
 Payroll and benefits          137,728,000    136,045,000
 Depreciation                   17,137,000     16,745,000
 Other restaurant expenses      65,464,000     58,167,000
     Total cost of sales       369,293,000    359,730,000

General and administrative
   expenses                     26,231,000     20,577,000
Interest expense                 4,765,000      5,434,000
Royalties from franchised
   restaurants                    (309,000)      (686,000)
Other income, net               (1,762,000)    (1,459,000)
Earnings before income taxes    26,931,000     44,607,000
Income taxes                     8,858,000     15,077,000

     Net earnings              $18,073,000     29,530,000

Net earnings per common share:
 Basic                          $      .43            .71
 Diluted                               .42            .68

Weighted-average shares:
 Basic                          41,945,000     41,860,000
 Diluted                        42,818,000     43,584,000

                  RYAN'S RESTAURANT GROUP, INC.

                   CONSOLIDATED BALANCE SHEETS


                                   June 29,  December 29,
                                     2005        2004
ASSETS                           (Unaudited)
Current assets:
 Cash and cash equivalents     $16,508,000    7,354,000
 Receivables                     4,633,000    4,639,000
 Inventories                     6,558,000    5,611,000
 Prepaid expenses                1,403,000    1,016,000
 Deferred income taxes           5,580,000    5,110,000
  Total current assets          34,682,000   23,730,000
Property and equipment:
 Land and improvements         169,193,000  162,082,000
 Buildings                     501,437,000  480,781,000
 Equipment                     281,236,000  271,431,000
 Construction in progress       27,303,000   31,531,000
                               979,169,000  945,825,000
 Less accumulated depreciation 311,082,000  295,852,000
  Net property and equipment   668,087,000  649,973,000
Other assets                    10,535,000   10,643,000
  Total assets                $713,304,000  684,346,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                8,932,000    5,963,000
 Current portion of long-term
  debt                         180,250,000   18,750,000
 Income taxes payable            2,403,000    1,842,000
 Accrued liabilities            52,460,000   42,569,000
  Total current liabilities    244,045,000   69,124,000
Long-term debt                        -     164,250,000
Deferred income taxes           47,661,000   47,674,000
Other long-term liabilities      8,105,000    7,692,000
  Total liabilities            299,811,000  288,740,000

Shareholders' equity:
 Common stock of $1.00 par
  value; authorized 100,000,000
  shares; issued 41,911,000
  shares in 2005 and 41,890,000
  shares in 2004                41,911,000   41,890,000
 Additional paid-in capital      3,671,000    3,878,000
 Retained earnings             367,911,000  349,838,000
  Total shareholders' equity   413,493,000  395,606,000
Commitments and contingencies
  Total liabilities and
    shareholders' equity      $713,304,000  684,346,000

                  RYAN'S RESTAURANT GROUP, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)


                                      Six Months Ended
                                   June 29,      June 30,
                                     2005          2004
Cash flows from operating
 activities:
 Net earnings                     $18,073,000  29,530,000
 Adjustments to reconcile net
   earnings to net cash provided
   by operating activities:
   Depreciation and amortization   18,413,000  17,635,000
   Loss (gain) on sale of property
   and equipment                      (78,000)    502,000
   Tax benefit from exercise of
     stock options                    292,000   2,679,000
   Deferred income taxes             (483,000)    107,000
   Decrease (increase) in:
     Receivables                        6,000     (80,000)
     Inventories                     (947,000)   (913,000)
     Prepaid expenses                (387,000)     71,000
     Other assets                      12,000    (410,000)
   Increase (decrease) in:
     Accounts payable               2,969,000   3,048,000
     Income taxes payable             561,000    (446,000)
     Accrued liabilities            9,891,000   6,215,000
     Other long-term liabilities      413,000     434,000
Net cash provided by operating
   activities                      48,735,000  58,372,000

Cash flows from investing
   activities:
 Proceeds from sale of property
   and equipment                    4,099,000   3,302,000
 Capital expenditures             (40,452,000)(35,055,000)
Net cash used in investing
   activities                     (36,353,000)(31,753,000)

Cash flows from financing
   activities:
 Repayment of senior notes        (18,750,000)       -
 Net borrowings from
   (repayment of) revolving credit
   facility                        16,000,000  (5,000,000)
 Proceeds from stock options
   exercised                        1,074,000   5,008,000
 Purchase of common stock          (1,552,000)(18,207,000)
Net cash used in financing
  activities                       (3,228,000)(18,199,000)
Net increase in cash and cash
  equivalents                       9,154,000   8,420,000

Cash and cash equivalents -
  beginning of period               7,354,000   8,617,000

Cash and cash equivalents -
   end of period                  $16,508,000  17,037,000

Supplemental disclosures
Cash paid during period for:
  Interest, net of amount
    capitalized                   $ 5,481,000   5,488,000
  Income taxes                      8,488,000  12,737,000